                                                                    EXHIBIT 10.1




                              Tera Computer Company

                                       and

                               Unisys Corporation










                              Date: October 1, 1998
                            Agreement No.: ATO 980901

                                   Revision: A

                            AGREEMENT NO.: ATO 980901


CONTENTS


1. AGREEMENT...................................................................1

2. RECITALS....................................................................1

3. DEFINITIONS.................................................................1

4. EFFECTIVE DATE AND TERM.....................................................2
   4.1 TERM....................................................................2

5. PRODUCTS....................................................................3
   5.1 PRODUCT LIST............................................................3

6. SPECIFICATIONS..............................................................3

7. ORDERS,  SHIPPING, & ACCEPTANCE.............................................3
   7.1 PURCHASE ORDERS.........................................................3
   7.2 DELIVERY................................................................3
   7.3 SHIPPING AND FOB........................................................4
   7.4 FORECAST................................................................4
   7.5 LEAD TIME AND SCHEDULING OF SHIPMENTS...................................4
   7.6 RESCHEDULING OF PURCHASE ORDERS.........................................4
   7.7 CANCELLATION............................................................4
   7.8 SOURCE INSPECTION, ACCEPTANCE, AND REJECTION............................5
   7.9 REJECTION...............................................................5

8. PRICE, PAYMENT, AND MATERIAL HANDLING.......................................5
   8.1 PRICE SCHEDULE  - ASSEMBLY AND TEST ONLY................................5
   8.2 PAYMENT TERMS...........................................................5
   8.3 MATERIAL SUPPLY RESPONSIBILITY..........................................5
   8.4 QUARTERLY BUSINESS REVIEWS..............................................7
   8.5 SUBCONTRACT MANAGEMENT..................................................6
   8.6 DISCLOSURE TO SUBCONTRACTORS............................................6
   8.7 APPROVED SOURCES........................................................7
   8.8 TAXES...................................................................7
   8.9 DISCREPANT MATERIAL/ QUALITY ASSURANCE SYSTEM...........................7
   8.10 SERIALIZATION/TRACKING PLAN............................................7

9. WARRANTIES AND INDEMNITIES..................................................7
   9.1 PATENT INDEMNITY........................................................7
   9.2 BUYER INDEMNITY.........................................................8
   9.3 WARRANTIES..............................................................8
   9.4 WARRANTY EXCLUSIONS.....................................................8
   9.5 DISCLAIMER..............................................................8
   9.6 REMEDY LIMITATION.......................................................9
   9.7 SUPPORT UNDER WARRANTY..................................................9
   9.8 SELLER RECALLS..........................................................9

10. LIMITATION OF LIABILITY....................................................9
   10.1 SELLER LIABILITY LIMITATION............................................9
   10.2 TERA LIABILITY LIMITATION..............................................9
   10.3 MEDICAL USE EXCLUSION..................................................9
   10.4 GOVERNMENT CONTRACT CLAUSE............................................10

11. PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY RIGHTS..................10
   11.1 PROPRIETARY INFORMATION MARKING.......................................10
   11.2 RIGHTS IN PROPRIETARY INFORMATION.....................................10
   11.3 DUTY OF CARE..........................................................10
   11.4 DURATION OF OBLIGATION................................................11
   11.5 JUDICIALLY ORDERED DISCLOSURE.........................................11
   11.6 DISPOSITION OF PROPRIETARY INFORMATION................................11

12. TRADEMARKS, TRADE NAMES AND PUBLICITY.....................................11
   12.1 LICENSING LIMITATION..................................................11
   12.2 PUBLICITY LIMITATION..................................................11

13. TERMINATION...............................................................11
   13.1 CANCELLATION FOR CAUSE................................................11
   13.2 TERMINATION AND CANCELLATION..........................................12
   13.3 OUTSTANDING PURCHASE ORDERS AND MATERIAL DISPOSITION..................12
   13.4 INTELLECTUAL PROPERTY RIGHTS..........................................13

                            AGREEMENT NO. ATO 980901

14. MISCELLANEOUS.............................................................13
   14.1 INSURANCE.............................................................13
   14.2 CHANGES...............................................................13
   14.3 RESPONSIBILITY FOR PROPERTY...........................................14
   14.4 EXPORT REGULATIONS....................................................14
   14.5 INDEPENDENT CONTRACTOR................................................14
   14.6 ACCESS TO SAN DIEGO MANUFACTURING FACILITY............................14
   14.7 NON INTERFERENCE......................................................14
   14.8 GOVERNING LAW.........................................................14
   14.9 ASSIGNMENT............................................................15
   14.10 FORCE MAJEURE........................................................15
   14.11 PROGRESSIVE DISPUTE NEGOTIATION PROCEDURES...........................15
   14.12 AGENCY PRODUCT SUBMISSIONS...........................................16
   14.13 HEADINGS.............................................................16
   14.14 INQUIRIES............................................................16
   14.15 NON WAIVER...........................................................16
   14.16 NOTICES..............................................................17



  EXHIBIT "A"   PRICING SCHEDULE
  EXHIBIT "B"   PRODUCT SPECIFICATIONS
  EXHIBIT "C"   QUARTERLY BUSINESS REVIEW AGENDA
  EXHIBIT "D"   TERA PROPERTY


1.      AGREEMENT

THIS AGREEMENT, effective October 1, 1998 (Effective Date) is made by and between Tera Computer Company, a Washington Corporation having a place of business at 2815 Eastlake Avenue East, Seattle, WA, 98102-3027 (hereinafter
Tera), and Unisys Corporation, a Delaware Corporation, having a place of business at 10850 Via Frontera, San Diego, CA 92127 (hereinafter Unisys).


2.      RECITALS

Unisys and Tera entered into an Agreement on December 5, 1995, wherein Unisys provided Manufacturing Services to Tera ("hereafter Manufacturing Services Agreement"); and

Unisys and Tera replaced the original Manufacturing Services Agreement with Agreement Number 0100 dated August 16, 1996 wherein Unisys provided Assembly and Test Services of Application Specific Integrated Circuit (ASIC) devices. This current Agreement ("hereafter ASIC Agreement") replaces Agreement Number 0100; and

NOW THEREFORE, in consideration of the premises, and the covenants and promises of the parties set forth herein, and other good and valuable consideration, the parties intending to be legally bound, it is agreed as follows:


3.      DEFINITIONS

                            AGREEMENT NO. ATO 980901


Words shall have their normally accepted meanings as employed in the Agreement. The terms "herein" and "hereof", unless specifically limited, shall have reference to the entire Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting, and the singular includes the plural unless otherwise specified. The following terms shall have the described meanings:

3.1 "Assembly" shall mean the process of packaging semiconductor device
Products.

3.2 "Billable Product" shall mean Product assembled by Unisys that conforms to Unisys physical and workmanship standards. (This Product is commonly referred to as Bin 1 or Bin 2 Product.)

3.3 "Bin 1 Product" shall mean all Product that passes the ITS 9000 tests and 350KE and 350KB options that also pass root controller tests.

3.4 "Bin 2 Product" shall mean Product that does not pass tests due to a die or interposer fault that is beyond Unisys control.

3.5 "Build Package" shall mean a package of data used to manufacture Products meeting requirements of the Specification and defining the requirements of Services to be provided by Unisys. The Build Package may include electronic data, electrical testing requirements, mechanical drawings, component definition, material definitions, quality requirements, and referenced specifications, together with such other items as necessary to fully define Tera's requirements.

3.6 "Delivery Date" shall mean the date that Products, Services or test results shipped by Unisys arrive at the designated Tera destination. Such date shall be mutually agreed to and specified on the TERA supplied Purchase Order or forecast. Notwithstanding the above, the FOB point which shall be where goods are transferred to the carrier.

3.7 "Documentation" shall mean tangible embodiment of Information in eye readable or machine readable form.

3.8 "Proprietary Information" shall mean information, written, visual, or oral, or samples of, concerning the disclosing party's current or future products, business plans, financial information, marketing plans or customer lists, or other information which is clearly marked as confidential or proprietary, including but not limited to data, knowledge, know-how, designs, programs formulas, compilations, and methods, and media embodying same.

3.9 "Manufacturing Process" shall mean the processes by which Unisys can manufacture Products for Tera.

3.10 "Product" shall mean certified (see "Product Certification:) Application Specific Integrated Circuits (ASIC) in packaged unit form, except "Prototypes", designed by Tera and manufactured by Unisys for Tera.

3.11 "Product Certification" shall mean "Product manufactured using a certified process, operators and materials.

3.12 "Prototypes" shall mean initial working development units of the "Product" that conform to the mutually agreed upon prototype specifications.

3.13 "Services" shall mean the fabrication, assembly and test of the "Product".

3.14 "Specification" shall mean mutually agreed upon data in eye readable or machine readable form that define physical, mechanical and electrical characteristics and tolerances of the Products, materials, components, or applicable Manufacturing Processes for Products or to define Services.

                            AGREEMENT NO. ATO 980901


3.15 "Subcontractor" shall mean a manufacturer or supplier under contract with a party to buy from or build and supply materials or services to such party.

3.16 "Tooling" shall mean drawings, materials, or other physical devices provided by Tera or made in whole or in part by Unisys and used in manufacturing, shipping, or testing the Products.

3.17 "Unit Price" shall mean the price for each unit of a specified "Product" identified in Section 5 and is the price for assembly and test exclusive of die and packages.

3.18 "Last Time Buy" shall mean sufficient materials to cover the time necessary to select a new supplier and begin receiving production quantities from them.

4.      EFFECTIVE DATE AND TERM.

4.1     TERM

This Agreement shall commence on October 1, 1998 and shall remain in effect through June 30, 1999 and may be renewed annually thereafter by mutual agreement of the parties. Either party may terminate this Agreement after giving the other party six (6) months written notice of such intention of termination.

5.      PRODUCTS.

5.1     PRODUCT LIST

The Tera Products covered by this Agreement are as listed in Exhibit A hereof. These Products and the Processes listed in Exhibit B can be revised in accordance with the procedure called out in Section 14.2 hereof.

6.      SPECIFICATIONS.

Attached hereto as Exhibit "B" is an outline of the Specifications for the Product. All Products provided hereunder shall be manufactured in accordance with the mutually agreed upon Specifications. Tera recognizes that the quality of Products manufactured using Build Packages, tooling or other materials furnished by Tera depends on, among other things, the quality of such materials. Unisys shall not be responsible for any defects in such Products caused by a defect in the Build Package, tooling or other material supplied by Tera.

Any changes to the Specification or Build Package will not be effective until the change is documented in a change order that is agreed upon and is signed by both parties hereto. Changes may be accepted by either party subject to charges specified in a change order agreed upon between the parties. With respect to such change order, and subject to mutual agreement of both parties, Tera shall pay for all work in process that does not meet the Specifications set forth in the change order, any special tooling not previously purchased, any inventory that is purchased by Unisys pursuant to the Build Package that cannot be used to meet the requirements specified in the change order, provided that materials on hand do not exceed ninety (90) days worth of supply, and any other direct costs to Unisys that are associated with the change order.


7.      ORDERS,  SHIPPING, & ACCEPTANCE

                            AGREEMENT NO. ATO 980901


7.1     PURCHASE ORDERS

Tera will order Products by issuing written, facsimile or electronic purchase orders. Each purchase order will specify items such as: Products, quantity, delivery, destination, any additional Specifications / Acceptance Criteria (as applicable), and price.

The following statement shall be on the face of Tera's Purchase Orders: This P.O. is issued under the terms and conditions of Agreement ATO 980901 , Revision A, dated: October 1, 1998.


7.2     DELIVERY

Unisys shall prepare and pack the Products to prevent damage and deterioration, and comply with carrier tariffs. Charges for preparation and packing are included in the Unit Price unless separately specified on the purchase order. Shipments or deliveries, as specified in this Agreement, shall be strictly in accordance with: the specified quantities, allowing overshipment of ten (10) percent of the specified quantity or four (4) units whichever is larger, without shortage; the specified schedules, neither more than three (3) business days ahead nor more than two (2) business days behind schedule; and the other requirements of this Agreement. Unisys shall promptly notify Tera of any anticipated or actual delay, the reasons thereof, and the actions being taken by Unisys to overcome or minimize the delay. If requested by Tera, Unisys shall, at Unisys expense, ship via expedited transportation to avoid or minimize the delay to the maximum extent possible.


7.3     SHIPPING AND FOB

Unisys shall comply with Tera's directions regarding shipment, including without limitation the choice of carrier, method of shipment and destination, and shall be responsible for placing the Products in the hands of the carrier. Unisys shall at Tera's request, obtain insurance against all losses or damages to the Products in shipment, in amounts specified by Tera, and cost of such insurance shall be billable to Tera. Unit Price does not include freight or insurance. Products will be shipped freight collect or, if authorized by Tera in advance, freight prepaid by Unisys, and Tera will pay the appropriate freight and insurance charges. Risk of loss and title to the Products shall pass to Tera upon delivery of the Product to the carrier. Unisys will provide copies or originals of all shipping documents to Tera upon Tera's request, and will cooperate with and assist Tera in the filing of any claims against the carrier. The FOB point shall be Rancho Bernardo, California.


7.4     FORECAST

Tera will provide Unisys with a unit volume forecast by Part Number covering a rolling twelve (12) month time period. The forecast will be by month for the first six (6) months, and by quarter thereafter. The initial three months of this forecast shall be firm requirements which authorize Unisys to procure materials and schedule manufacturing and test capacity. The forecast will be revised and updated at the quarterly business meeting.


7.5     LEAD TIME AND SCHEDULING OF SHIPMENTS

Standard lead time for Products is twenty one (21) days for a volume not to exceed 500 units per month. Volumes exceeding this limit shall be mutually addressed as required. The estimated shipping date stated in the purchase orders assumes timely receipt of the Tera supplied materials; the applicable Build Package and necessary drawings and artwork or data bases, all of which must be complete and in sufficient detail to permit Unisys to begin production, and may not be changed except by written agreement signed by an authorized representative of each party.

  There may be occasions when Tera needs to issue Purchase Orders with less than the standard lead times. Unisys requires additional compensation to accomplish these needs. Pricing for "Accelerated Lead Time" (six work days) and "Premium Lead Time" (six calendar days) are included in EXHIBIT A.


7.6     RESCHEDULING OF PURCHASE ORDERS

Unless otherwise agreed between the parties, Tera may reschedule delivery of any products on a Purchase Order with Unisys within the following guidelines with no additional charge:

                            AGREEMENT NO. ATO 980901


  0-21 calendar days from scheduled ship date:    No changes
  22-60 calendar days from scheduled ship date:   pushout up to 30 calendar days

Tera shall not push out any orders beyond the originally scheduled calendar quarter unless mutually agreed to by both parties. Only one reschedule per purchase order is allowed. Any efforts to reschedule Products inside the twenty one (21) calendar day minimum lead time are subject to mutual agreement of the parties and Accelerated Lead Time or Premium Lead Time charges in EXHIBIT A will apply.


7.7     CANCELLATION

Unless otherwise agreed between the parties, Tera may cancel delivery of any Firm Commitments of Products to Unisys within the following guidelines:

       Number of calendar days from           Cancellation charge
       scheduled shipment at                  expressed as a
       time of receipt of notice              percentage of Unit Price
       -------------------------              ------------------------
       0-21 calendar days                     100%
       22-45 calendar days                    50%
       Over 45 calendar days                  0%, Mutually agreed upon
                                              unique or long lead materials only

Tera shall pay for any supplier cancellation charges, supplier restocking charges, and for any special materials made obsolete by the cancellation.


7.8     SOURCE INSPECTION, ACCEPTANCE, AND REJECTION

Tera reserves the right to inspect all Prototype assembly work in process and perform source inspection of all completed Production Product, and accept or reject such Product which is not strictly in conformance with all of the requirements of this Agreement.


7.9     REJECTION

In the regular course of its business, Tera may reject, refuse acceptance or revoke acceptance ("rejection" herein) of any or all of the Products or any tender thereof which are not strictly in conformance with all of the requirements of this Agreement. Tera shall notify Unisys of such rejection in writing. All repair, replacement and other correction shall be accomplished via a Returned Material Authorization number issued by Unisys within a (2) business day period following notification of such rejection. Any Product shall be repaired or replaced within ten (10) business days from date of issuance of Returned Goods Authorization number, provided all required Tera supplied materials are available. Repairs or replacements shall be accompanied by a written notification specifying that such items are repaired or are replacements. Any Products repaired or furnished in replacement shall be subject to all the provisions of this Agreement to the same extent as Products initially furnished.


8.      PRICE, PAYMENT, AND MATERIAL HANDLING.


8.1 PRICE SCHEDULE - Assembly and test only

Pricing for assembly and test shall be as shown in Exhibit A hereof.

8.2     PAYMENT TERMS

Tera shall issue payment within net thirty (30) calendar days after the receipt of Billable Product. Unisys shall not issue any invoice prior to the scheduled or actual delivery date, whichever is later.

                            AGREEMENT NO. ATO 980901


Payment will be made after shipment of Product and receipt of correct invoice. Unisys shall promptly repay to Tera any amounts paid in excess of amounts due Unisys.


8.3     MATERIAL SUPPLY RESPONSIBILITY

8.3.1   Tera Provided Material

Tera shall provide to Unisys on a consigned basis, ASIC dice in wafer form and interposers as listed in Exhibit A to this Agreement. Unisys and Tera, jointly acknowledge the objective to achieve Product Certification. Unisys shall not be liable for damage to components or materials resulting from malfunction, failure or inability to meet specified performance requirements; or for failure of any testing program to screen any defective components or materials.

Tera shall provide the following items required for testing the Product: Test sockets, Test Load Boards, Test cooling fixtures, Wafer chuck, Test Programs for the ASICs, Root Controllers, test programs and Support items. (See Exhibit D for details.)

The status of the Tera owned material shall be addressed during the Quarterly Business Review.

Unisys shall not be responsible for delays, loss, or destruction of parts or materials where unavoidable or beyond its control, but shall notify Tera of any such loss or destruction. If any such case occurs, Unisys shall be excused from performance without liability to Tera except for return of payment to Tera for which Tera has not received consideration.


8.3.2    Unisys Provided Material

Unisys shall procure the required materials in response to Tera Purchase Orders or three month firm forecast for packaged and tested Product and Tera Purchase Orders covering safety stock: In the event of a schedule change or cancellation, Tera will be financially responsible for Product and raw materials authorized by such releases.

Tera liability shall include materials for up to three (3) months of forecasted demand, authorized safety stock, minimum buys imposed by suppliers, and any cancellation charges on open material Purchase Orders. Tera approval is required for any materials purchased in excess of three (3) month forecasted demand plus safety stock.

The above materials are considered to be the special materials referred to in section 7.7.


8.4     QUARTERLY BUSINESS REVIEWS

Tera and Unisys agree to conduct Quarterly Business Review meetings throughout the term of this Agreement. Each party shall ensure the participation of the appropriate technical and management personnel at the Quarterly Business Review meetings. The Outline for the Quarterly Business Review meeting Agenda is included in Exhibit C hereof. The final Agenda for each meeting and tentative list of attendees shall be mutually agreed upon no later than two (2) weeks prior to each scheduled meeting.

8.5     SUBCONTRACT MANAGEMENT

Unisys is responsible for the management of its subcontractors/suppliers/vendors. Unisys shall ensure that each lower tier subcontract contains all applicable specifications, special requirements, and clauses needed to comply with the requirements of this Agreement. Any technical, schedule, or cost problems encountered by Unisys or its subcontractors shall be promptly reported to Tera.

                            AGREEMENT NO. ATO 980901


8.6     DISCLOSURE TO SUBCONTRACTORS

Notwithstanding the limitations of Section 11 Unisys is authorized to disclose to bona fide subcontractors such information as may be necessary to permit them to perform their contracts with Unisys, provided that such subcontractors agree to maintain such information in confidence and to protect such information from disclosure to others to the same extent required of Unisys under Section 11.


8.7     APPROVED SOURCES

Unisys shall procure materials from Tera's documented approved sources of supply. Any proposed substitutions shall constitute a deviation and require the completion of a deviation authorization, accepted by Tera, before making such substitution.

Unisys shall use its own specifications and sources of supply for any materials required for the assembly of "Product" not specified by Tera.


8.8     TAXES

The Unit Price excludes all taxes upon sale of Products which Unisys is required to pay or collect from Tera. Unisys shall separately state on all invoices any taxes imposed by federal, state, or local governments applicable to furnishing the Products or Services. If purchase orders claim exemption for taxes upon the sale, and Unisys accordingly does not collect such taxes from Tera, Tera agrees to indemnify Unisys against liability for payment of such taxes. Tera shall furnish an appropriate exemption certificate as requested by Unisys. Tera shall pay or reimburse Unisys for the gross amount of any present or future sales, use, excise, value-added, or other tax applicable to the furnishing of any Products or Services hereunder, excepting, however, any taxes based on Unisys income. In the alternative, Tera shall provide Unisys with tax exemption evidence acceptable to the taxing authorities.


8.9     DISCREPANT MATERIAL/ QUALITY ASSURANCE SYSTEM

Unisys agrees to maintain a Discrepant Material and Quality Control System that meets the requirements of ISO9001.


8.10    SERIALIZATION/TRACKING PLAN

Unisys agrees to maintain an ASIC serialization/lot tracking plan that will support identification of each packaged component. Each device will be marked with its lot number and the sequential serial number within that lot.


9.      WARRANTIES AND INDEMNITIES


9.1     PATENT INDEMNITY

Unisys assumes no responsibility for patent infringement or copyright infringement of the TERA BGA package concept or any unique assembly process it mandates. Unisys agrees to indemnify and hold harmless Tera, its subsidiaries, third parties and end users, from any liability, damage or expense including but not limited to legal expenses, arising out of a claim of U.S. patent infringement, copyright infringement or misappropriation of trade secrets based solely upon the use or sale of Products; provided such indemnification shall be limited to the Unisys Assembly processes covering heat spreader attach, die attach, wirebonding, encapsulation and marking. Unisys agrees to defend or settle at Unisys expense, all suits or proceedings arising out of the foregoing, provided that Tera shall give Unisys prompt written notice of all suits or threats of suit against Tera, its Subsidiaries, Third Parties and

                            AGREEMENT NO. ATO 980901


End Users. In any event, Tera at its own expense, shall have the right to participate in the defense of any such action through Tera's own counsel. If any Unisys assembly process as defined above is held to be an infringement or misappropriation for which Tera is indemnified by Unisys, and its use is enjoined, Unisys shall:

        a) procure for Tera and its customers the right to utilize the Product granted herein, or

        b) replace or modify it so it becomes non-infringing (without compromising Tera's intended use of said Products), or

        c) if neither of the foregoing is feasible, remove said Goods and refund the purchase price and the transportation and installation cost thereof less depreciation.

Unisys will not be liable if the infringing item has been modified by any of the parties indemnified hereunder and such modification is the cause of any such infringement or misappropriation, or if the infringement is due to the combination of the Product with product not sold or licensed by Unisys hereunder.


9.2     BUYER INDEMNITY

Tera agrees to indemnify and hold harmless Unisys and its subsidiaries from any liability, damage or expense including but not limited to legal expenses, arising out of a claim based upon representations, acts of negligence of Tera, its subsidiaries or third parties in connection with the promotion, sale or licensing of Product to end users or a claim of any end user made directly against Unisys or its subsidiaries based on promotion, sale or licensing of the Product to end users by Tera, its subsidiaries or third parties. Tera agrees to defend or settle, at Tera's expense, all suits or proceedings arising out of any of the foregoing; provided that Unisys shall give Tera prompt written notice of all suits or threats of suit against Unisys and its Subsidiaries. In any event, Unisys, at its own expense, shall have the right to participate in the defense of any such action through its own counsel.

The obligations of Tera under this Section 9.2 shall be limited to the extent the claim indemnified against is not a result of any violation by Unisys of its obligations under this Agreement, or is not a result of any act of negligence of Unisys.


9.3     WARRANTIES

Unisys warrants to Tera that for a period of twelve (12) months after shipment to Tera the Product shall: (a) conform in all respects to all of the requirements and Specifications in this Agreement; and (b) be free from all defects in workmanship. Because the use to which these Products may be put and the manner of storage, handling, next level assembly and rework are beyond control of Unisys, this warranty is limited to defects that can be proven to be present at the time of shipment or delivery of the Products to the carrier.

9.4     WARRANTY EXCLUSIONS

Unisys shall have no obligation under this Section 9 to repair or replace Products when the defects result from accident, disaster, neglect, abuse, misuse, transportation, alteration, improper storage, or improperly performed repairs or activities once Product has been consigned to carrier and is out of the control of Unisys.

Warranties granted hereunder are given to and enforceable only by Tera. No warranties shall be assignable or transferable to subsequent purchasers or lessors.


9.5     DISCLAIMER

                            AGREEMENT NO. ATO 980901


THE WARRANTIES OF THIS SECTION 9 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, STATUTORY, EXPRESS, OR IMPLIED, AND UNISYS DISCLAIMS ALL WARRANTIES OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.


9.6     REMEDY LIMITATION

The remedies provided in this Section 9 are Tera's sole remedies for any failure of Unisys to comply with its warranty obligations.


9.7     SUPPORT UNDER WARRANTY

During the warranty period, Tera shall contact Unisys to request repair or replacement under warranty for Product failure due to a defect in workmanship, or the Manufacturing Process defects. Unisys shall promptly repair or replace such component at no cost to Tera within a reasonable time period. Unisys will bear all shipping costs, and risk of loss of material in transit in both directions.


9.8     SELLER RECALLS

Unisys will bear all shipping costs and risk of loss of material in transit in both directions for return of all recalls if Unisys notifies Tera of a recall due to material, manufacturing, or Assembly issues. Replacement will be at Unisys expense or, if unable to replace, Tera will be credited for the full amount of the unit price as shown in Exhibit A hereof.


10.     LIMITATION OF LIABILITY.


10.1    SELLER LIABILITY LIMITATION

IN NO EVENT WILL UNISYS BE LIABLE FOR (A) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUES, PROFITS OR SAVINGS ARISING OUT OF, RESULTING FROM, OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, EVEN IF UNISYS KNEW OR SHOULD HAVE KNOWN, OF THE POSSIBILITY OF SUCH DAMAGES OR (B) CLAIMS, DEMANDS OR ACTIONS AGAINST TERA BY ANY PERSON, EXCEPT AS PROVIDED IN THIS PARAGRAPH. EXCEPT FOR UNISYS OBLIGATIONS UNDER THIS PARAGRAPH, UNISYS LIABILITY FOR ANY AND ALL CAUSES, WHETHER BASED ON NEGLIGENCE, BREACH OF CONTRACT, WARRANTY OR OTHER LEGAL THEORY, SHALL NOT EXCEED THE ACTUAL AMOUNT PAID BY TERA FOR THE SPECIFIC PRODUCTS OR SERVICES GIVING RISE TO THE CLAIM. TERA ACKNOWLEDGES AND AGREES THAT THE PURCHASE PRICE FOR THE PRODUCTS AND SERVICES REFLECTS THE ALLOCATION OF RISKS AND THE LIMITATIONS OF UNISYS LIABILITY HEREUNDER.


10.2    TERA LIABILITY LIMITATION

IN NO EVENT WILL TERA BE LIABLE FOR (A) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF USE, REVENUES, PROFITS OR SAVINGS ARISING OUT OF, RESULTING FROM, OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, EVEN IF TERA KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR (B) CLAIMS, DEMANDS OR ACTIONS AGAINST UNISYS BY ANY PERSON, EXCEPT AS PROVIDED IN THIS PARAGRAPH.

                            AGREEMENT NO. ATO 980901


10.3    MEDICAL USE EXCLUSION

It is agreed that the Products or the services shall not be used or intended for use in life support devices or systems where malfunction or failure of the Product can reasonably be expected to result in death or personal injury. Life support devices or systems are those which: a) are intended for surgical implant into the body; b) support or sustain life and whose failure to perform, when properly used in accordance with instruction for use, can reasonably be expected to result in significant injury to a user. If it is later determined that a Product or service performed hereunder is used or is to be used in a life support device or system, Tera hereby expressly agrees to do so at its own risk and further agrees to indemnify Unisys for any and all damages that may be incurred due to or resulting from use of the component in a life support device or system.


10.4    GOVERNMENT CONTRACT CLAUSE

It is agreed that the Products and Services which are to be provided by Unisys must meet all the terms and conditions that are expressly recited in this Agreement only; additional terms required for government contracting shall be the responsibility of Tera.


11.     PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY RIGHTS


11.1    PROPRIETARY INFORMATION MARKING

Whenever used in this Agreement, the term "Proprietary Information" will mean information (written, visual, or oral), or samples of, concerning the disclosing party's current or future products, business plans, financial information, marketing plans or customer lists, including but not limited to data, knowledge, know-how, designs, programs formulas, compilations, and methods, and media embodying same, or other information which is clearly marked as confidential or proprietary. Notwithstanding the foregoing, the term "Proprietary Information" will not include any information which (a) was known by the receiving party prior to receiving the same directly or indirectly from or in connection with the disclosing party, and without any restriction as to use or disclosure, (b) is independently developed by the receiving party without use of the Proprietary Information, (c) is at any time rightfully received from a third party which has the right and transmits it to the receiving party without any obligation of confidentiality, or (d) is or becomes a part of the public domain through no fault or action of the receiving party. Neither party will remove, obscure or alter any notice of confidentiality, patent, copyright, trade secret or other proprietary right without the other party's prior written authorization.


11.2    RIGHTS IN PROPRIETARY INFORMATION

Tera and Unisys acknowledge that any Proprietary Information received from the other party is valuable trade secret, confidential and proprietary information of the disclosing party. Title, or the right to possess proprietary information, as between the parties shall, except as otherwise provided herein, remain with the party which furnishes it to the other party. No rights are granted by either party to the other with respect to Proprietary Information, except as expressly stated herein. Neither party shall use, disclose or copy any Proprietary Information of the other party except for the purposes of and to the extent necessary for performance under this Agreement, except as expressly stated herein.


11.3    DUTY OF CARE

Each party shall exercise the degree of care, in no case less than reasonable care, sufficient to preclude disclosure of the other party's Proprietary Information to any third party, unless authorized by the disclosing party, and shall permit disclosure only to its personnel who are involved with the Agreement and have agreed in writing to be bound by the confidentiality provisions of this Agreement. The access and use restrictions imposed by each party under this Section 11 will be at least as stringent as those applied to the receiving party's most valuable confidential and proprietary information.

                            AGREEMENT NO. ATO 980901


11.4    DURATION OF OBLIGATION

For a period of five (5) years from the date of disclosure of the Proprietary Information, each party shall have the obligations stated in this Section 11 regarding Proprietary Information both during and after the expiration, termination or cancellation of this Agreement, and shall be released from such obligations only as Proprietary Information is:

   (a) at any time in the public domain other than by breach of this Agreement on the part of the receiving party; or

   (b) at any time rightfully received from a third party which has the right and transmits it to the receiving party without any obligation of confidentiality; or

   (c) independently developed by personnel of the receiving party who have not had access to Proprietary Information of the other party; or

   (d) rightfully known to the receiving party without any limitation on use or disclosure prior to receipt thereof from the furnishing party, as substantiated by tangible evidence antedating disclosure by the furnishing party to the receiving party.


11.5    JUDICIALLY ORDERED DISCLOSURE

Neither party is restricted from disclosing Proprietary Information of the other party pursuant to a judicial or governmental order, but any such disclosure shall be made only to the extent so ordered and provided only that the party receiving an order: (1) notifies the other party in a timely manner so that it may intervene in response to such order, or (2) if timely notice cannot be given then seeks to obtain a protective order from the court or government for such information.


11.6    DISPOSITION OF PROPRIETARY INFORMATION

Each party shall promptly return or destroy and certify destruction of all Proprietary Information furnished by the other party along with all copies thereof in its possession including copies stored in any computer memory or storage medium upon demand of the disclosing party or upon the expiration, termination, or cancellation of this Agreement, whichever first occurs.

12.     TRADEMARKS, TRADE NAMES AND PUBLICITY.


12.1    LICENSING LIMITATION

Nothing contained in this Agreement shall be construed as licensing either party to use any trademark or trade name owned by or used by the other party without the prior written consent of the other party.


12.2    PUBLICITY LIMITATION

Tera or Unisys shall not, except as may be required by law or federal regulation, or except with the prior written permission of the other party, publicly advertise the Agreement or disclose its contents.


13.     TERMINATION AND CANCELLATION


13.1    CANCELLATION FOR CAUSE

In the event of a material breach of this Agreement by either party, the other party may, upon not less than sixty (60) calendar days' prior written notice to the party in breach, terminate this Agreement unless the breach is cured prior to the end of the notice period. If a material breach is not cured within sixty
(60) calendar days after the notice of default, the other party may pursue its remedies as follows. Neither party shall exercise these rights without having first attempted to resolve any dispute in accordance with the provisions of the Progressive Dispute Negotiation Procedures set forth in Section 14.11.

   (a) If Unisys is in material breach of its obligations under Section 9. WARRANTIES AND INDEMNITIES, Tera's sole and exclusive remedies shall be as set forth therein.

                            AGREEMENT NO. ATO 980901


   (b)     If Tera is in material breach Unisys may terminate this Agreement and
           (1) require Tera to take delivery of and to pay for all finished Products scheduled for shipment at the time of Tera's default; (2) discontinue all work-in-process unless Tera requests completion and delivery and provides assurances of payment therefor acceptable to Unisys; (3) recover from Tera all costs incurred by Unisys for raw materials and labor for unfinished Products ordered by Tera, to the extent that Unisys is unable to return such raw materials for credit, or apply such raw materials and labor to the completion of Products for purchase by Tera or other Unisys customers; (4) recover from Tera all amounts due, but unpaid, for Products previously shipped to Tera and, (5) pursue any and all other remedies at law to which Unisys may be entitled.

Should any provision of this Agreement be finally determined to contravene any applicable law or governmental regulation, such provision shall be automatically terminated and performance thereof by both parties shall be waived to the extent of such contravention. Should such provision be considered by either party to be an essential element of this Agreement, the parties hereto agree to negotiate a new, applicable provision in good faith.

13.2    TERMINATION

Either party may terminate this Agreement for convenience at any time, providing six (6) months advance, written notice. Tera will have the right within such notice period to place a "last time buy" purchase order in reasonable quantities, with volume and delivery to be mutually agreed upon.


13.3    OUTSTANDING PURCHASE ORDERS AND MATERIAL DISPOSITION

Notwithstanding anything in this Agreement to the contrary, Tera, at its option, may require Unisys to fulfill the terms of any purchase order that has been accepted by Unisys as of the date of any cancellation, expiration, or termination of this Agreement. All completed work, raw materials, parts, work-in-progress, capital tooling, maintenance parts, and consumable supplies in Unisys possession, which are owned by Tera shall be returned, or disposed of as directed by Tera in writing. Unisys shall return all proprietary and confidential tapes, documentation, and any and all related design material which are owned by Tera to Tera.

13.4    INTELLECTUAL PROPERTY RIGHTS

Should Unisys request termination of this Agreement, Unisys grants to Tera a royalty-free, non-exclusive, non-transferable, worldwide perpetual license under Unisys intellectual property rights, to use and license others to use, Unisys tooling, parts, Manufacturing Processes, drawings, libraries, and technical data as listed in Exhibits B and D hereof, to permit Tera's establishment of a viable alternative source. In the event this Agreement is terminated under Unisys initiative, Unisys shall provide reasonable assistance to Tera in locating and developing a compatible alternate source for Product. Such assistance shall be limited to:

               1. Identification of prospective sources

               2. Surveys of prospective sources,

               3. Technical assistance to establish the process at the prospective source, All costs in providing this assistance shall be borne by Tera. Pending the availability of such alternate source, Unisys shall strive to provide an uninterrupted supply of Product to Tera. Tera shall use this royalty free, non-exclusive license for its sole use in Tera's Products. Unisys shall, upon direction of Tera, protect and preserve property encompassed in this paragraph in the possession

                            AGREEMENT NO. ATO 980901


of Unisys. Payment for completed Products delivered to and accepted by Tera shall be in an amount consistent with prices specified herein.

In the event of the commencement of a case against Unisys under the U.S. bankruptcy laws, whether voluntary or involuntary, Tera may elect to retain its rights under this Agreement pursuant to 11 U.S.C. # 365(n). In this regard, the designs, Manufacturing Processes, drawings libraries, and technical data licensed to Tera under Section 12.1(c) shall be deemed to be "intellectual property" within the meaning of 11 U.S.C. # 101. Unisys obligations under this Agreement shall be binding on Unisys successors including any trustee or debtor in possession that may succeed to Unisys rights under this Agreement.



14.     MISCELLANEOUS


14.1    INSURANCE

Unisys agrees to carry at all times, a minimum level of insurance of the following kinds listed as items 1, 2, and 3 below and Tera agrees to provide while present on Unisys premises, a minimum level of insurance of the following kinds listed as items 1 and 2 below:

1. Workers Compensation                      Statutory limits in each state in
                                             which Unisys is required to provide
                                             Worker's Compensation coverage.

2. Employer's Liability                      $500,000

3. Blanket General Liability                 $5,000,000 combined single unit
                                             including completed products and
                                             services and combined single unit
                                             (umbrella).

Blanket General Liability shall be reviewed annually to assure appropriate amount of coverage is maintained to protect Tera owned property and materials. A proof of insurance certificate shall be mailed to Tera at the time this Agreement is executed.


14.2    CHANGES

Current specifications are listed in Exhibit B hereof. Any change in the (a) Product technical requirements and descriptions, specifications, statement of work, drawings or designs: (b) shipment or packing methods; (c) place of delivery; (d) amount of Tera furnished material or property; or (e) Product production methods and processes which may affect form, fit, function, interchange ability, reliability, or safety of the Products, shall require the prior mutual, written consent of Tera and Unisys, which consent shall not be unreasonably withheld. If any such changes causes an increase or decrease in the cost of or the time required for performance of this Agreement, an equitable adjustment in the prices and schedules of this Agreement shall be made to reflect such increase or decrease and this Agreement shall be modified in writing accordingly. Unless otherwise agreed to in writing, any claim by Unisys or Tera for adjustment must be delivered to the other party in writing within forty five (45) calendar days after such change and the change shall be put into effect within fifteen (15) days thereafter.


14.3    RESPONSIBILITY FOR PROPERTY

Unless otherwise specified, Unisys assumes responsibility for any theft, loss, or damage, other than ordinary wear and tear, for tooling, materials, parts, data, and any other property of Tera's, upon its delivery to Unisys or its manufacture or acquisition by Unisys on Tera's behalf. Property owned by

                            AGREEMENT NO. ATO 980901


Tera and provided to Unisys for Unisys use in relation to the manufacture and delivery of Products will be identified in Exhibit "D", hereto. Tera Property is an agenda item for the quarterly reviews and Exhibit D will be updated to reflect any changes agreed upon at such reviews. Unisys agrees to address this property during the Quarterly Reviews at Tera's option. All tooling, fixturing, and equipment paid for directly, or indirectly through Non Recurring Engineering Charges are the property of Tera.

Unisys will on Tera's request affix suitable labels that indicate Tera's ownership of tooling, fixtures, equipment, materials, parts, data, and any other property of Tera's covered by this Section, and such property. Unisys will on request execute and deliver to Tera for filing in any relevant jurisdiction one or more UCC-1 Financing Statements, indicating Tera's ownership of such property and its consignment or bailment to Unisys pursuant to this Agreement.

Upon Tera's request, Unisys shall promptly return such property to Tera in the condition received by Unisys, ordinary wear and tear accepted. Unisys agrees that it is obligated to return such property to Tera, notwithstanding any pending dispute between the parties, including but not limited to disputes related to the quality or quantity of Products delivered and disputes related to amounts owed by one party to the other.


14.4    EXPORT REGULATIONS

Tera acknowledges that if the Products purchased hereunder are to be exported, they may be subject to the US Commerce Department or State Department Export Regulations, and Tera accepts full responsibility for and agrees to fully comply with such regulations, including obtaining export licenses and re-export permission, and agrees to hold Unisys harmless from all claims, damages, fines, or charges that may arise due to Unisys failure to so comply.


14.5    INDEPENDENT CONTRACTOR

In providing Products or Services hereunder, Unisys is acting as an independent contractor and not as an agent of Tera. Neither party has the authority hereunder to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of the other party hereto, in any way whatsoever.


14.6    ACCESS TO SAN DIEGO MANUFACTURING FACILITY

Unisys shall provide reasonable access to the manufacturing and test areas and Manufacturing Processes designated for manufacture of Products for designated Tera employees during normal working hours and upon reasonable notice to Unisys. Such designated Tera employees may audit and inspect the properties of Tera in Unisys possession. Tera agrees to observe Unisys work site and security rules and maintain insurance coverage as indicated is section 14.1 while present on Unisys premises.


14.7    NON INTERFERENCE

Each Party agrees not to hire, or seek to hire any employee of the other during the Term of this Agreement or for a period of six (6) months after termination hereof without prior written consent and approval of both parties.


14.8    GOVERNING LAW

This Agreement shall be governed by the laws of the State of Washington except with respect to conflict of laws and constitutes the complete agreement between the parties. Each party will comply with all applicable federal, state, and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to export and re-export of software and technical data. The parties agree to comply with the letter and spirit of all laws, ordinances, codes, rules, regulations, license and permit provisions, guidelines, and directives of any other, state or federal governmental authority having appropriate jurisdiction over environmental protection.

                            AGREEMENT NO. ATO 980901


14.9    ASSIGNMENT

A party's rights under this Agreement may not be assigned in whole or in part by operation of law or otherwise without the other party's prior express written consent, and any attempted assignment of any rights, duties or obligations hereunder without such consent shall be void; provided, however, that if Unisys sells substantially all of its assets required to complete its obligations under this Agreement, Tera shall, at its sole discretion, have the option to (a) terminate this Agreement, or to (b) require the Purchaser of such assets of Unisys to assume all of Unisys obligation under this Agreement, or to exercise "Last Time Buy" rights provided under Section 13.2 (TERMINATION) in addition to the rights indicated in (a) and (b) in this paragraph.


14.10   FORCE MAJEURE

Neither party shall be liable or be in breach of this agreement if the performance of this Agreement or of any obligation hereunder (except payment of monies due) is prevented, restricted or interfered with by any act or condition beyond the reasonable control of the party affected thereby, including without limitation: fire or other casualty or accident; strikes or labor disputes; war or other violence; unavailability of or delays in procuring materials, utilities, or supplies; or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental or intergovernmental agency or body. The party so affected shall be excused from such performance to the extent of such prevention, restriction or interference and shall promptly give notice of such prevention, restriction, or interference to the other party. If such Force Majeure prevents or delays the performance of Unisys hereunder, Tera may, at its option, either (a) delete from this Agreement any quantities of the products it otherwise should have purchased from Unisys but for such Force Majeure event and shall receive credit, or (b) may extend the Agreement for a period of time equal to the period of Force Majeure of Unisys.


14.11   PROGRESSIVE DISPUTE NEGOTIATION PROCEDURES

This section will govern any dispute between the parties arising from or related to the subject matter of this Agreement that is not resolved by agreement between the respective personnel of the parties for day to day administration and performance of the Agreement. Prior to filing of any suit with respect to such a dispute (other than a suit seeking injunctive relief with respect to intellectual property rights), the party believing itself aggrieved (the "Invoking Party") will call for progressive management involvement in the dispute negotiation by written notice to the other party. Such a notice will be without prejudice to the Invoking Party's right to any other remedy permitted by this Agreement.

The parties will use their best efforts to arrange personal meetings or telephone conferences, as needed, at mutually convenient times and places between negotiators for the parties at the following successive management levels, each of which will have a period of allotted time, as specified below, in which to attempt to resolve the dispute.

    Level           TERA           UNISYS          Allotted Time
    -----           ----           ------          -------------
    First           Director       Director        10 business days
                    Manufacturing  Manufacturing

    Second          Division VP    Division VP     20 business days


    Third           Designated     Designated      30 business days
                    Corporate      Corporate
                    Officer        Officer

No resolution of disputes involving intellectual property or patents will be undertaken without first consulting and obtaining the consent of the Intellectual Property/legal counsel of both parties. The allotted time for the first level negotiators will begin on the effective date of the Invoking Party's written notice.

                            AGREEMENT NO. ATO 980901


If resolution is not achieved by negotiators at any given management level at the end of their allotted time, then the allotted time for the negotiators at the next management level, if any, will begin immediately. If resolution is not achieved by negotiators at the final level within the allotted time, the parties agree within forty-five (45) calendar days to select a form of alternative dispute resolution (ADR) from informal non binding arbitration, private judging, mini-trial, summary jury trial, moderated settlement conference, mediation or other, and negotiate and ADR agreement for an ADR process. The ADR agreement shall at least include provisions governing the ADR procedure, rules, discovery, timing and cost allocations. In no event will such ADR process result in the imposition of any element of punitive damages in the event of any awards.

If the ADR agreement is not agreed to by the parties within the time as set forth in this Section 14.11 hereof, then either party may bring suit to resolve the dispute in a court of competent jurisdiction. In the event of any material breach between the parties hereto relating to this Agreement or the breach of this Agreement, the prevailing party in any resulting litigation shall be entitled to recover from the other party thereto the costs and expenses, including reasonable attorneys fees, incurred in taking or defending such action, including on any appeal.


14.12   AGENCY PRODUCT SUBMISSIONS

If Tera seeks regulatory or safety agency approval for Product, Unisys shall cooperate and fully support Tera. Such cooperation primarily shall consist of providing design and test data to support the submission.


14.13   HEADINGS

The Section headings are provided for ease of reference and do not form a part of the Agreement, and shall not be used in interpretation or governing the meaning of the Agreement.


14.14   INQUIRIES

If any governmental agency contacts Unisys to inquire about or investigate any product manufactured by Unisys or Tera, Unisys shall use its best efforts to give notice thereof to Tera within 24 hours of receipt of such contact.


14.15   NON WAIVER

These terms and conditions set forth the entire understanding between the parties with reference to the subject matter hereof. The failure of either party to enforce at any time any of the provision hereof shall not constitute a waiver of such provision or a waiver of the right to enforce any or all provision at another time. Any modification to this Agreement shall be by mutual agreement, shall be in writing, and attached as an addendum to this Agreement.


14.16   NOTICES

Any notice given under this agreement shall be written or sent by facsimile. Written notice shall be sent registered or certified mail, postage prepaid, return receipt requested, or by any other overnight delivery service which delivers to the noticed destination, and provides proof of delivery to sender. Any facsimile notice must be followed within three (3) business days by written notice. All notices shall be effective when first received at the following addresses:

                            AGREEMENT NO. ATO 980901


If to Tera:                                 If to Unisys:

Tera Computer Company                       Unisys Corporation
2815 Eastlake Ave. E.                       10850 Via Frontera
Seattle, WA  98102                          San Diego, CA 92127
Attn.:  Kathy Rowe                          Attn.:  John Morgen
                                                       Dave Kirkwood

In WITNESS WHEREOF, The authorized representatives of the parties have executed this agreement under seal as of the date(s) set forth below.

DISCLAIMER OF WARRANTIES AND LIMITATIONS OF LIABILITY ARE INCLUDED HEREIN.

TERA COMPUTER COMPANY                       UNISYS CORPORATION

By: /s/ Katherine L. Rowe                   By: /s/ David L. Kirkwood


Printed:  Kathy Rowe                        Printed:   Dave Kirkwood


Title: Vice President - Manufacturing       Title: Vice President and General
                                                   Manager ATO and Supplier
                                                   Quality


Date: October 16, 1998                      Date: October 19, 1998

                                            By:  /s/ John Morgen
                                            Printed    John Morgen

                                            Title: Director of Manufacturing


                                            Date:  October 16, 1998

                            AGREEMENT NO. ATO 980901
                                   EXHIBIT A

ASSEMBLY AND TEST

    Prices shown in this Exhibit apply to Bin 1 and Bin 2 parts. Tera will not be charged for those parts which do not complete the process due to a Unisys cause.
    Volume price breaks are for a single part number.

LEAD TIMES

    Standard Lead Time shall be twenty one (21) calendar days from sorted and diced die issued into the line to shipment of the finished Product.

    Accelerated Lead Time shall be six (6) work days from sorted and diced die issued into the line to shipment of the finished Product.

    Premium Lead Time shall be six (6) calendar days including weekends from sorted and diced die issued into the line to shipment of the finished Product.

PRICING

    Unit Pricing is per part, regardless of part number, and includes wafer sorting and dicing.
    The Unit price for lot sizes from 1 through 19 parts shall be $    *
    The Unit price for lot sizes from 20 through 99 parts shall be $    *
    The Unit price for lot sizes from 100 parts and up shall be $    *

SETUP COSTS

    The Small Lot Setup Charge Adder shall be $    * A small lot consists of 1

    The Medium Lot Setup Charge shall be $    * A Medium Lot consists of 6
    through 9 parts of a single part number.

    The Large Lot Setup Charge shall be $    * A Large Lot consists of 10 or
    more parts of a single part number.

EXPEDITE CHARGES

    The charge for Accelerated Lead Time Processing shall be two times the sum of unit prices and the lot Setup charges.

    The charge for Premium Lead Time Processing shall be two times the sum of
    unit prices and the lot Setup charges plus $    * per lot.

ROOT CONTROLLER TESTING

    Charge for Root Controller Testing shall be $    * per hour.

                            AGREEMENT NO. ATO 980901
                                   EXHIBIT A

SONOSCAN TESTING

    Sonoscan services requested by Tera shall be billed at cost. Tera shall be responsible for all shipping charges.

AXIOM RETURNS

    Charge for testing Returns from Axiom shall be $      * per device with a
    minimum charge of $      * per lot of the same part type. Parts must be of
    testable quality as received. Rework, if required, will be billed at cost. Such rework requires Tera approval.

WAFER CARCASSES

    Wafer carcasses will be stored in nitrogen.

    * Confidential treatment requested.

                            AGREEMENT NO. ATO 980901
                                   EXHIBIT B


SPECIFICATIONS FOR TERA SERVICE AGREEMENT

Table 1 lists the materials defined and specified per this agreement. Unisys and/or Tera specification numbers are listed where available. Any Form, Fit, or Function changes to the items listed that affect existing inventory or assembly processes shall be subject to the conditions stated in Section 6.


                                    TABLE 1

       Material                      Unisys Specification #         Tera Specification #
       --------                      ----------------------         --------------------
ASIC
  Vitesse                            No Unisys Part number           All KB and KE options
  Triquint                                                              Scan Controller
Interposers
  Large cavity                       ES000322-00 Rev B                    20000410
  Small cavity                       ES000323-00 Rev A                    20000200
Heatspreader                         ES000417-00 Rev A
Lamination adhesive preforms
  Large cavity                       ES001020-01 Rev B
  Small cavity                       ES000223-00 Rev A
Lamination conductive adhesive, &    ES000309-00 Rev A
large cavity die attach
Small cavity die attach adhesive     ES000422-00 Rev A
Gold wire
  Gold ball bond                     ES000153-01 Rev E
  Gold wedge bond                    ES000153-02 Rev E
Encapsulants
  Stress coat                        ES000425-00 Rev B
  Hard cap                           ES000152-00 Rev C
Solder balls                         ES000062-01 Rev C
Solder flux                          EX000430-00 Rev B


Table 2 lists the processes defined and specified per this agreement. Unisys and/or Tera specification numbers are listed where available. Any Form, Fit, or Function changes to the items listed that affect existing inventory or assembly processes shall be subject to the conditions stated in Section 6.


                          TABLE 2

        Process                Unisys Eng. Specification #
        -------                ---------------------------
Wafer inspection                2823 4151
Wafer probe                     per part number rev, see Exhibit A
Die prep                        ES000320-00 Rev C
Marking                         ES001056-00
Interposer Clean & Bake         ES000182-00 Rev F
Heatspreader Lamination         ES000182-00 Rev F
Small Cavity Die Attach         ASSY-077 Rev A
Large Cavity Die Attach         ASSY-067 Rev A
Wirebond                        ES000321-00 Rev B
Pre-seal test                   per part number rev, see Exhibit A
Encapsulation 1                 ES000435-00 Rev B
Encapsulation 2                 ES000186-00 Rev E
Solder Ball Attach              ES000225-00 Rev F
Final Test                      per part number rev, see Exhibit A
Root Controller                 per part number rev, see Exhibit A
Carrier ins/pack                2832 4374

                            AGREEMENT NO. ATO 980901
                                   EXHIBIT C

AGENDA FOR QUARTERLY BUSINESS REVIEW MEETING

FORECAST
- provide a unit volume forecast by Part Number by month for at least the subsequent six months.

DELIVERY
- report delivery performance addressing timeliness and volume of shipments.
- report status of current backlog.

LEAD TIME
- report on required changes to lead time.

PRICING
- reach agreement on pricing to be used for subsequent quarter.

INVENTORY
- report current inventory levels consigned Die, consigned Packages, Finished Goods, and Unisys supplied materials.

QUALITY
- Unisys report on outgoing defect levels.
- Tera report on incoming defect levels.

QUALITY IMPROVEMENT PROGRAM
- Unisys report on status of Quality Improvement Program.
- Tera identification of desired quality improvements.

ASSEMBLY
- Unisys report on any assembly issues.

CORRECTIVE ACTIONS
- Unisys report on status of corrective action requests submitted by Tera.

COST REDUCTION PROGRAM
- Unisys report on status of Cost Reduction Program.
- Tera report on opportunities for implementing cost reductions.

TERA PROPERTY
- review property status.
- determine requirements for repair, upgrades.

                            AGREEMENT NO. ATO 980901
                                   EXHIBIT D

TERA PROPERTY

The following tooling, fixtures, equipment, and software are furnished by Tera to facilitate the assembly and test of the Tera ASICs (quantities in parentheses):

WAFER TEST
      Custom wafer chuck top (1)
      Probe Cards
            350KE (3)
            350KB (2)
            SC3/4 (2)
      Opticals (26)
      NOTE: Unisys to maintain and control

TEST PROGRAMS
      Test Programs for each option, used for wafer sort, pre-seal & final test (26)
      NOTE: Tera to maintain and control

ASIC ASSEMBLY
      Lamination tooling
            Vacuum, 16-up (1)
            Spring force, single up (10)
      Die attach package positioner (to be acquired as volumes increase) Wirebond workholders (3)
            K & S 1484 (1)
            Hughes 2460 for downbonding (1)
            Delvotec for future wirebonding of SC3/4 (1)
      Encapsulation dispense fixture (3)
      Solder ball plate (1)
      Solder ball flux transfer plate (1)
NOTE: Unisys to maintain and control

ASIC ITS 9000 TEST
      preseal pogo pin fixtures (2)
            1 additional pogo pin fixture needed for the SC3/SC4 load board Load Boards (used for preseal and post seal)
            350KB (2)
            350KE (2)
            Scan Controller (2)
      Postseal testing
            Ice pad
            Fuzzbutton sockets
            Note: The above two items are consumable and require replenishment at Tera's expense

ROOT CONTROLLER
      Tera designed root controller tester (1)
      Test fixtures
            350KB (1)
            350KE (1)
            NES Lab Chiller (1)
      Operating System
      Test programs (25)
Note: Tera is responsible for maintaining the root controller equipment, test fixtures, operating system and test programs.